EXHIBIT  32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned, the Principal Executive and Financial Officer of NBOG Bancorporation, Inc. (the "Company"), certifies that, to his knowledge on the date of this certification:

The quarterly report of the Company for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                   /S/  W. BRYAN HENDRIX
                                  -----------------------------------------
                                  W. Bryan Hendrix
                                  Principal Executive and Financial Officer
                                  August 14, 2006